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                                                                   EXHIBIT 23.2

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AUDITORS

We have issued our report dated February 18, 1997, except for Note N which is as of August 7, 1998, accompanying the financial statements of Pivot Rules, Inc. for the year ended December 31, 1996, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name under the caption "Experts."

GRANT THORNTON LLP

New York, New York
August 7, 1998